Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Mark Stockard Director, Investor Relations Irelations@buckeye.com (800) 422-2825
BUCKEYE PARTNERS, L.P. REPORTS 2010 SECOND QUARTER RESULTS AND INCREASES QUARTERLY CASH DISTRIBUTION
HOUSTON, August 6, 2010 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the second quarter of 2010 of $53.6 million, or $0.78 per limited partner (“LP”) unit, compared to a loss of $48.4 million, or loss of $1.17 per LP unit, for the second quarter of 2009. The second quarter of 2009 included $72.5 million of expense to reduce the carrying value of an NGL pipeline system and $28.1 million of expense for organizational restructuring. Excluding these charges, net income attributable to Buckeye’s unitholders for the second quarter of 2009 would have been $52.1 million, or $0.78 per LP unit.
Buckeye’s Adjusted EBITDA (as defined below) for the second quarter of 2010 increased by 9.4 percent to $92.5 million from Adjusted EBITDA of $84.6 million in the second quarter of 2009. Operating income for the second quarter of 2010 was $73.8 million, compared to a loss of $34.5 million for the second quarter of 2009, which included the impact of the $100.6 million of charges noted above.
Buckeye also announced today that its general partner, Buckeye GP LLC, declared a cash distribution of $0.9625 per LP unit for the quarter ended June 30, 2010. The distribution will be payable on August 31, 2010, to unitholders of record on August 16, 2010. This cash distribution is the 25th consecutive increase in the quarterly cash distribution and represents a 5.5 percent increase over the $0.9125 per LP unit distribution declared for the second quarter of 2009. Buckeye has paid cash distributions in each quarter since its formation in 1986.
“We continue to be pleased with the consistent overall growth in Adjusted EBITDA generated by our businesses,” stated Forrest E. Wylie, Chairman and CEO of Buckeye’s general partner. “Our Terminalling &
- More -

Buckeye Partners — 2010 Second Quarter Earnings	Page 2
Storage segment was the primary driver of growth for us in the second quarter of 2010 and that growth was led by a 24 percent increase in volumes compared to the second quarter of 2009. The increased volumes were largely attributable to the terminal assets we acquired during the fourth quarter of 2009 and our ongoing best practices initiative.”
“We have benefited from the increased commercial focus since our reorganization last year and are optimistic for future growth throughout each of our business segments. We are encouraged by signs of improving economic conditions as diesel fuel transportation through our pipelines has increased for the past two consecutive quarters. We have a strong financial condition and are well positioned to capture market opportunities as they arise,” Wylie said.
Buckeye will host a conference call with members of executive management on Friday, August 6, 2010, at 10:00 a.m. Eastern Time. To access the live Webcast of the call, go to http://www.visualwebcaster.com/event.asp?id=70736 10 minutes prior to its start. Interested parties may participate in the call by dialing 800-766-6630. A replay will be archived and available at this link until September 6, 2010, and the replay may also be accessed by dialing 800-408-3053 and entering passcode 1463261.
Buckeye Partners, L.P. (www.buckeye.com) is a publicly traded partnership that owns and operates one of the largest independent refined petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 5,400 miles of pipeline. Buckeye Partners, L.P. also owns 67 refined petroleum products terminals, operates and maintains approximately 2,400 miles of pipeline under agreements with major oil and chemical companies, owns a major natural gas storage facility in northern California, and markets refined petroleum products in certain of the geographic areas served by its pipeline and terminal operations. The general partner of Buckeye Partners, L.P. is owned by Buckeye GP Holdings L.P. (NYSE: BGH).
* * * * *
EBITDA, a measure not defined under U.S. generally accepted accounting principles (“GAAP”), is defined by Buckeye as net income attributable to Buckeye’s unitholders before interest expense, income taxes, and depreciation and amortization. The EBITDA measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of Buckeye’s businesses and from intangible assets recognized in business combinations. In addition, EBITDA is unaffected by Buckeye’s capital structure due to the elimination of interest expense and income taxes. Adjusted EBITDA, which also is a non-GAAP measure, is defined by Buckeye as EBITDA plus: (i) non-cash deferred lease expense, which is the

Buckeye Partners — 2010 Second Quarter Earnings	Page 3
difference between the estimated annual land lease expense for Buckeye’s natural gas storage facility in the Natural Gas Storage segment to be recorded under GAAP and the actual cash to be paid for such annual land lease, and (ii) non-cash unit-based compensation expense. In addition, Buckeye has excluded the $72.5 million of impairment expense related to the approximately 350-mile natural gas liquids pipeline from Wattenberg, Colorado, to Bushton, Kansas, that Buckeye sold in January 2010 (the “Buckeye NGL Pipeline”) and the $28.1 million of expense for organizational restructuring from Adjusted EBITDA for the 2009 periods in order to evaluate our results of operations on a comparative basis over multiple periods. This press release also includes discussion of net income attributable to Buckeye’s limited partners (before special charges), which is a non-GAAP measure derived by excluding from net income allocated to Buckeye’s limited partners items to recognize the Buckeye NGL Pipeline impairment expense and expenses related to an organizational restructuring, and operating income before special charges, which is a non-GAAP measure derived by excluding from operating income items to recognize the Buckeye NGL Pipeline impairment expense and expenses related to an organizational restructuring. EBITDA, Adjusted EBITDA, net income allocated to Buckeye’s limited partners (before special charges), and operating income before special charges should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.
The EBITDA and Adjusted EBITDA data presented may not be directly comparable to similarly titled measures at other companies because EBITDA and Adjusted EBITDA exclude some items that affect net income attributable to Buckeye’s unitholders, and these measures may be defined differently by other companies. Management of Buckeye uses Adjusted EBITDA to evaluate the consolidated operating performance and the operating performance of the business segments and to allocate resources and capital to the business. In addition, Buckeye’s management uses Adjusted EBITDA as a performance measure to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities. Buckeye’s management believes net income attributable to Buckeye’s limited partners (before special charges) and operating income before special charges are useful measures for investors because they allow comparison of Buckeye’s core operations from period to period.
Distributable cash flow, which is a financial measure included in the schedules to this press release, is another measure not defined under GAAP. Distributable cash flow is defined by Buckeye as net income attributable to Buckeye’s unitholders, plus depreciation and amortization expense, deferred lease expense for Buckeye’s Natural Gas Storage segment, unit-based compensation expense and the senior administrative charge (all of which are non-cash expense items) and minus maintenance capital expenditures. Buckeye’s management

Buckeye Partners — 2010 Second Quarter Earnings	Page 4
believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of Buckeye’s cash available for distribution to its unitholders.
Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye’s management. Further, Buckeye believes that these measures are useful to investors because they are one of the bases for comparing Buckeye’s operating performance with that of other companies with similar operations, although Buckeye’s measures may not be directly comparable to similar measures used by other companies. Please see the attached reconciliations of each of EBITDA, Adjusted EBITDA, net income allocated to Buckeye’s limited partners (before special charges), operating income before special charges and distributable cash flow to net income attributable to Buckeye’s unitholders.
* * * * *
This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (1) changes in laws or regulations to which we are subject, including those that permit the treatment of us as a partnership for federal income tax purposes, (2) terrorism, adverse weather conditions, environmental releases, and natural disasters, (3) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (4) adverse regional or national economic conditions or adverse capital market conditions, (5) shutdowns or interruptions at the source points for the products we transport, store, or sell, (6) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (7) volatility in the price of refined petroleum products and the value of natural gas storage services, (8) nonpayment or nonperformance by our customers, (9) our ability to realize efficiencies expected to result from our previously announced reorganization, and (10) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies. You should read our filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.
# # # #

BUCKEYE PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Product sales	$501,744	$201,777	$1,069,914	$470,556
Transportation and other services	165,532	149,443	328,536	297,504

Total revenue	667,276	351,220	1,398,450	768,060

Costs and expenses:
Cost of product sales and natural gas storage services	498,645	193,440	1,068,382	444,116
Operating expenses	67,560	68,595	133,269	142,102
Depreciation and amortization	15,786	14,675	31,430	29,155
Asset impairment expense	—	72,540	—	72,540
General and administrative	11,446	8,365	20,510	16,439
Reorganization expense	—	28,113	—	28,113

Total costs and expenses	593,437	385,728	1,253,591	732,465

Operating income (loss)	73,839	(34,508)	144,859	35,595

Other income (expense):
Earnings from equity investments	2,764	3,142	5,416	5,224
Interest and debt expense	(21,262)	(16,061)	(42,811)	(33,237)
Other income	84	156	239	267

Total other expense	(18,414)	(12,763)	(37,156)	(27,746)

Net income (loss)	55,425	(47,271)	107,703	7,849
Less: Net income attributable to noncontrolling interests	(1,818)	(1,100)	(3,583)	(2,460)

Net income (loss) attributable to Buckeye Partners, L.P.	$53,607	$(48,371)	$104,120	$5,389

Allocation of net income (loss) attributable to Buckeye Partners, L.P.:
Net income allocated to general partner	$12,797	$11,455	$25,292	$23,121

Net income (loss) allocated to limited partners	$40,810	$(59,826)	$78,828	$(17,732)

Earnings (loss) per Limited Partner Unit:
Diluted	$0.78	$(1.17)	$1.51	$(0.36)

Weighted average number of limited partner units outstanding:
Basic	51,512	51,243	51,492	49,830

Diluted	51,712	51,243	51,673	49,830

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Pipeline Operations	$99,339	$98,175	$195,876	$197,370
Terminalling & Storage	40,768	29,429	83,139	60,072
Natural Gas Storage	21,249	16,672	46,655	31,749
Energy Services	501,949	201,676	1,070,151	470,156
Development & Logistics	10,785	8,805	18,300	17,930
Intersegment eliminations	(6,814)	(3,537)	(15,671)	(9,217)

Total revenue	$667,276	$351,220	$1,398,450	$768,060

Operating income (loss):
Pipeline Operations	$45,393	$(50,033)	$91,365	$(5,117)
Terminalling & Storage	24,232	11,041	47,698	22,034
Natural Gas Storage	3,422	5,794	6,977	12,032
Energy Services	(158)	(1,480)	(3,234)	4,932
Development & Logistics	950	170	2,053	1,714

Total operating income (loss)	$73,839	$(34,508)	$144,859	$35,595

Total costs and expenses: (1)
Pipeline Operations	$53,946	$148,208	$104,511	$202,487
Terminalling & Storage	16,536	18,388	35,441	38,038
Natural Gas Storage	17,827	10,878	39,678	19,717
Energy Services	502,107	203,156	1,073,385	465,224
Development & Logistics	9,835	8,635	16,247	16,216
Intersegment eliminations	(6,814)	(3,537)	(15,671)	(9,217)

Total costs and expenses	$593,437	$385,728	$1,253,591	$732,465

Depreciation and amortization:
Pipeline Operations	$9,770	$9,724	$19,411	$19,301
Terminalling & Storage	2,528	2,019	5,022	3,885
Natural Gas Storage	1,765	1,345	3,532	2,926
Energy Services	1,265	1,063	2,552	2,122
Development & Logistics	458	524	913	921

Total depreciation and amortization	$15,786	$14,675	$31,430	$29,155

Adjusted EBITDA:
Pipeline Operations	$57,614	$58,190	$115,431	$114,058
Terminalling & Storage	26,938	15,538	53,139	28,379
Natural Gas Storage	6,280	8,579	12,749	17,542
Energy Services	1,346	580	(195)	8,064
Development & Logistics	347	1,717	1,483	3,255

Adjusted EBITDA	$92,525	$84,604	$182,607	$171,298

Capital additions, net: (2)
Pipeline Operations	$9,264	$5,354	$14,252	$12,561
Terminalling & Storage	5,011	5,385	7,621	12,021
Natural Gas Storage	1,809	6,998	3,292	12,906
Energy Services	359	1,067	2,064	1,802
Development & Logistics	166	40	343	529

Total capital additions, net	$16,609	$18,843	$27,572	$39,819

Summary of capital additions, net: (2)
Maintenance capital expenditures	$5,925	$2,890	$9,195	$7,773
Expansion and cost reduction	10,684	15,953	18,377	32,046

Total capital additions, net	$16,609	$18,843	$27,572	$39,819

(1)	Includes depreciation and amortization. 2009 periods include asset impairment expense and reorganization expense.

(2)	Amounts exclude accruals for capital expenditures.

	June 30,	December 31,
Key Balance Sheet information:	2010	2009
Cash and cash equivalents	$12,513	$34,599
Long-term debt	1,421,181	1,498,970

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA — Continued
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Operating data:
Pipeline Operations Throughput (b/d — 000s):
Gasoline	668.9	685.7	639.1	659.2
Jet fuel	339.3	345.1	330.9	339.2
Diesel fuel	223.1	193.2	225.3	207.5
Heating oil	36.1	52.2	74.8	91.5
LPGs	21.3	18.8	20.9	16.6
NGLs	—	20.5	—	20.9
Other products	3.7	10.0	2.1	11.7

Total Pipeline Operations Throughput	1,292.4	1,325.5	1,293.1	1,346.6

Pipeline Average Tariff (Cents/bbl.)	73.6	72.2	72.7	70.9

Terminal Throughput (b/d — 000s) (1)	570.0	459.8	563.2	470.2

Product sales (in millions of gallons)	235.1	134.0	502.1	317.0

(1)	Reported quantities exclude transfer volumes, which are non-revenue generating transfers among our various terminals. Previously reported 2009 amounts included transfer volumes.

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations
(In thousands, except per unit amounts and coverage ratio)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Adjusted EBITDA:
Net income (loss) attributable to Buckeye Partners, L.P.	$53,607	$(48,371)	$104,120	$5,389
Interest and debt expense	21,262	16,061	42,811	33,237
Income tax expense (benefit)	(647)	63	(665)	128
Depreciation and amortization	15,786	14,675	31,430	29,155

EBITDA	90,008	(17,572)	177,696	67,909
Non-cash deferred lease expense	1,058	1,125	2,117	2,250
Non-cash unit-based compensation expense	1,459	398	2,794	486
Asset impairment expense	—	72,540	—	72,540
Reorganization expense	—	28,113	—	28,113

Adjusted EBITDA	$92,525	$84,604	$182,607	$171,298

Distributable Cash Flow:
Net income (loss) attributable to Buckeye Partners, L.P.	$53,607	$(48,371)	$104,120	$5,389
Depreciation and amortization	15,786	14,675	31,430	29,155
Non-cash deferred lease expense	1,058	1,125	2,117	2,250
Non-cash unit-based compensation expense	1,459	398	2,794	486
Asset impairment expense	—	72,540	—	72,540
Reorganization expense	—	28,113	—	28,113
Non-cash senior administrative charge	—	—	—	475
Maintenance capital expenditures	(5,925)	(2,890)	(9,195)	(7,773)

Distributable cash flow	$65,985	$65,590	$131,266	$130,635

Distributions for Coverage Ratio (1)	$62,886	$58,892	$124,769	$116,860

Coverage Ratio	1.05	1.11	1.05	1.12

(1)	Represents cash distributions declared for respective periods.

Net income allocated to limited partners (before special charges):
Net (loss) income as reported	$(47,271)	$7,849
Add: Asset impairment expense	72,540	72,540
Add: Reorganization expense	28,113	28,113

Net income (as adjusted)	53,382	108,502
Less: Net income attributable to noncontrolling interests (as adjusted)	(1,306)	(2,666)

Net income attributable to Buckeye Partners, L.P. (as adjusted)	$52,076	$105,836

Net income allocated to limited partners (as adjusted)	$40,145	$82,239

Earnings per limited partner unit-diluted (as adjusted):
Earnings per limited partner unit-diluted (as adjusted):	$0.78	$1.65

Operating income before special charges:
Operating income	$(34,508)	$35,595
Asset impairment expense	72,540	72,540
Reorganization expense	28,113	28,113

Operating income before special charges	$66,145	$136,248